                            SCHEDULE 14C INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement         [ ]  Confidential for use of the Commission
                                               Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                              WOLFPACK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share

        ------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies: 19,986,113


--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: N/A

        ------------------------------------------------------------------------

     (5)  Total fee paid: N/A

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.: N/A

        ------------------------------------------------------------------------

     (3)  Filing Party: N/A

        ------------------------------------------------------------------------

     (4)  Date Filed: N/A

        ------------------------------------------------------------------------

Wolfpack Corporation
100 Europa Drive Suite 455                                       Ph 919.933.2720
Chapel Hill NC 27514                                            Fax 919.933.2730
--------------------------------------------------------------------------------

                                August 24, 2001

To the Shareholders of Wolfpack Corporation:

     Recently, there have been some important developments at Wolfpack Corporation. We wanted to take this opportunity to provide you, our shareholders, with a summary of these developments.

     CURRENT OPERATIONS. Our EZ Fon subsidiary has completed the development of a telecommunications network linking major cities in Texas and is now offering prepaid local telephone, long distance, and voice mail service. We currently have approximately 5,800 customers using the local service and approximately 1,200 using our long distance service. All of these services can be activated instantly using our proprietary software.

     The long distance service allows for calls to areas having 85% of the world's population (including all of Canada and Mexico). Calls to most areas are charged at 6.7 cents per minute, with some areas (including China) being charged at 7.7 cents to 8.8 cents per minute, all without an additional monthly fee. Another feature of our long distance service is that a customer away from home can take advantage of our low rates (rather than higher calling card rates) by using an 800 number and a PIN code. The initial radio advertising campaign generated strong interest in this long distance service, particularly among good credit customers who do not normally buy prepaid services. We are making software modifications that will allow us to accommodate the demand from these good credit customers and bill them for service on a postpaid basis.

     A new feature of our voice mail service permits customers to make an outgoing call from within the voice mail feature. This allows customers to respond immediately to each voice mail message without repeatedly entering and exiting the voice mail feature, thereby resulting in more efficient handling of voice mail. We are not aware of any competitor currently offering this feature.

     PROPOSED COMBINATION WITH EQUITEL, INC. We have executed a letter of intent to combine our operations with those of equitel, inc. Based in North Carolina's Research Triangle Park, equitel offers prepaid wireless telephone service that we believe will complement our existing land-based prepaid telephone service offered by our EZ Fon subsidiary. equitel's proprietary technology platform enables customers to subscribe to prepaid and postpaid wireless telephone service in virtually any cellular service area in the country. We believe that the combination of equitel's proprietary technology and its prepaid wireless business with our existing prepaid telephone operations and technology infrastructure will enhance our strategic position and enhance shareholder value.


     The transaction will be effected by means of a reverse triangular merger, and, at some point after the transaction, we expect to change our company name to "equitel, inc." Immediately following the transaction the current equitel shareholders will own approximately 60% of the outstanding shares of the combined company. We are in the process of negotiating the definitive merger agreement, and we expect that definitive agreements will be executed before September 30, 2001 the expiration date of the letter of intent. While there is always the possibility that we will not be able to reach a definitive agreement and that the transaction will not occur, we believe it is more likely than not that the transaction will close within the next 90 days.


     We have included with this Letter to Shareholders some general information regarding equitel. Please note that this is not a complete description of equitel and its business, and more complete information will be included in our filings with the Securities and Exchange Commission following the closing of the transaction.


     REVERSE STOCK SPLIT. We plan to effect a one for two reverse stock split whereby record owners of Wolfpack common stock as of August 21, 2001 will own one share of common stock for every two shares held as of that date. The reverse stock split, which is expected to take place after September 13, 2001 will not affect the proportionate voting rights or shareholdings of the Wolfpack shareholders. We believe that this reverse stock

To the Shareholders of Wolfpack Corporation


August 24, 2001


Page 2


split will result in a proportionate increase in the price of a single Wolfpack share, which may enhance the acceptability of our common stock in the financial markets.


     REDUCTION OF OUTSTANDING SHARES. In connection with the proposed transaction with equitel, William Evans, President of Wolfpack, has agreed to return to the company 6,691,170 shares of his Wolfpack common stock (3,345,585 shares after giving effect to the one for two reverse stock split described above). This will reduce the number of Wolfpack shares outstanding and will increase the proportionate shareholdings and voting rights of the current Wolfpack shareholders (other than Mr. Evans). This increase will to some extent offset the dilution that would occur in connection with the proposed equitel transaction described above. As an example, a shareholder who currently owns 60,000 shares of Wolfpack common stock prior to all of the events described in this letter would own approximately .3% of the 19,986,113 shares of Wolfpack common stock now outstanding. After the 2:1 reverse stock split, the cancellation of 6,691,170 shares by Mr. Evans and the issuance of 9,971,2078 shares to equitel as described above, that same shareholder would then own 30,000 shares of Wolfpack common stock, or approximately .2% of the 16,618,678 shares of the then outstanding common stock of the new company resulting from the combination of Wolfpack and equitel.


     ADDITIONAL INFORMATION. Enclosed with this letter is a copy of our Information Statement filed pursuant to Section 14(c) of the Securities Exchange Act of 1934. This Information Statement describes in greater detail the proposed equitel transaction, the reverse stock split, and a proposed increase in the number of authorized shares. Additional information concerning Wolfpack Corporation is available in our Annual Form 10-K, quarterly Form 10-Q's, and other filings with the Securities and Exchange Commission. These filings are available at the SEC's Internet web site. Simply click on the links to search the EDGAR database for company filings, and enter "Wolfpack" at the search page (http://www.sec.gov/cgi-bin/srch-edgar).

     NOTE REGARDING FORWARD LOOKING STATEMENTS. To the extent that the information in this Letter to Shareholders or in our filings with the SEC discuss financial projections, information or expectations about our products or markets, or otherwise makes statements about future events, these statements are "forward-looking". We are making these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties are described in our SEC filings. In addition, we disclaim any obligations to update any forward-looking statements to reflect events or circumstances after the date of this Letter to Shareholders. When considering these forward-looking statements, you should keep in mind the risks and other cautionary statements in our SEC filings.

                                   * * * * *

     We thank you for your interest in and support of Wolfpack, and we look forward to providing you with additional information as developments warrant.

                                          Sincerely,

                                          /s/ Peter L. Coker, Sr.

                                          Peter L. Coker, Sr.,

                                          Chief Executive Officer

                             INFORMATION STATEMENT

                              WOLFPACK CORPORATION

                                100 EUROPA DRIVE


                                   SUITE 455


                       CHAPEL HILL, NORTH CAROLINA 27514


                             INFORMATION STATEMENT


     This information statement is being mailed to the stockholders of Wolfpack Corporation (the "Company"), commencing on or about August 24, 2001, to all stockholders of record on August 21, 2001 in connection with the prior approval by the board of directors of the Company of the corporate actions referred to below and their subsequent adoption by a majority of the stockholders of the Company (the "Majority Stockholders"). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these transactions before they take effect. The total number of shares of the Common Stock outstanding on August 15, 2001 is 19,986,113.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1. REVERSE STOCK SPLIT


     The Company, as authorized by the necessary approvals of the board of directors and the Company's Majority Stockholders, have approved the adoption of a one (1) for two (2) reverse stock split whereby record owners of Common Stock as of August 21, 2001 shall own one share of Common Stock for every two shares held (the "Reverse Stock Split"). There shall be no fractional shares and each fractional share shall be rounded up to the nearest whole share. The capital accounts of the Corporation shall remain unaffected by the aforesaid Reverse Stock Split and that, consequently, upon such Reverse Stock Split, the stated value of the Common Stock shall remain in the same proportion as the Reverse Stock Split. The Reverse Stock Split will become effective on any date (the "Effective Date") selected by the Board on or after September 13, 2001.


     On the Effective Date, the Reverse Stock Split will be effective, and each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into 1/2 of a share of the Company's Common Stock (the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a result of the Reverse Stock Splits. Each fractional share shall be rounded up to the nearest whole share.

     Shortly after the Effective Date, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the shareholders; however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to the number of shares of Old Common Stock that such shareholder is entitled to receive as a consequence of the Reverse Stock Split. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL LETTER.

PURPOSE OF THE REVERSE SPLIT

     The Board believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. The Board also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date.

     Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

     However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

EFFECT OF THE REVERSE STOCK SPLIT

     Consummation of one of the Reverse Stock Splits will not alter the number of authorized shares of Common Stock, though separate action is being taken to increase the number of authorized shares of common stock, which is currently 20,000,000 shares (see the section entitled "Increase in the Number of Authorized Shares of Common Stock"). As discussed above, proportionate voting rights and other rights of the holders of Common Stock will not be altered by the Reverse Stock Split.

     Shareholders should note that certain disadvantages may result from the adoption of this Reverse Stock Split. The number of outstanding shares of Common Stock will be decreased as a result of a Reverse Stock Split, but the number of authorized shares of Common Stock will not be so decreased. The Company will therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

     The par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's total shareholders' equity. All share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Common Stock will continue to be reported on the Nasdaq electronic "Bulletin Board" under the Company's symbol "WLFP."

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

          1. A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the shareholder's basis in shares of New Common Stock will equal his basis in shares of Old Common Stock.

          2. A shareholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

          3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

2. INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     The Company, as authorized by the necessary approvals of the board of directors and the Company's Majority Stockholders, have approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share ("Common Stock), from 20,000,000 to 100,000,000. The stockholders are being asked to approve this proposed amendment. As of August 15, 2001, 19,986,113 shares of Common Stock were issued and outstanding.


     The Board believes that the proposal increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock without the expense and delay of a special stockholders' meeting in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.

3. PROPOSED COMBINATION OF WOLFPACK CORPORATION AND EQUITEL, INC.



     The Company has signed a Letter of Intent ("LOI") with equitel, inc., a Delaware corporation ("Equitel"), with the objective of executing and implementing a definitive merger agreement ("Merger Agreement") and plan of reorganization between Wolfpack and equitel by September 30, 2001. The LOI proposes that equitel and Wolfpack will enter into a reverse triangular merger in which equitel will become a wholly-owned subsidiary of Wolfpack. As a result, the current shareholders of Wolfpack would own approximately 40% of the outstanding shares of the Common Stock of Wolfpack on a fully diluted basis, and the current shareholders of equitel would own approximately 60% of the outstanding shares of Common Stock of Wolfpack on a fully diluted basis. The Company expects to finalize the Merger Agreement with equitel prior to the termination date of September 30, 2001 under similar terms and conditions as those contained in the LOI.


MATERIAL INCORPORATED BY REFERENCE

     The audited balance sheets of the Company as of December 31, 2000 and December 31, 1999 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2000 and December 31, 1999, are incorporated herein by reference to the Company's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2000 and December 31, 1999 (the "Annual Reports"). The Company's unaudited balance sheet as of March 31, 2001 and the related statements of operations and cash flows for the three month period ended March 31, 2001 are incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for that period.

     The Company's change in its independent certified accountants on January 29, 2001 is incorporated herein by reference to the Company's Current Report on Form 8-K ("Current Report"), as filed on February 5, 2001.

     Information required pursuant to Item 13(a) of Schedule 14A and specified in Item 303 of Regulation S-B is hereby incorporated by reference to the Annual Reports and the Quarterly Report listed above.

     Information required pursuant to Item 13(a) of Schedule 14A and specified in Item 304 of Regulation S-B is hereby incorporated by reference to the Current Report listed above.

                                          By Order of the Board of Directors

                                          /s/ Peter L. Coker, Sr.
                                          PETER L. COKER, SR.
                                          Chief Executive Officer, Treasurer &
                                          Director

                                  EXHIBIT LIST

EXHIBIT A    Amendment to Certificate of Incorporation
EXHIBIT B    Consent of Thomas Monahan, CPA
EXHIBIT C    Consent of King Griffin & Adamson P.C.

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                      OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              WOLFPACK CORPORATION

                               Under Section 242
                                     of the
                        Delaware General Corporation Law

     I, the Chief Executive Officer and Treasurer of Wolfpack Corporation, a corporation existing under the laws of the state of Delaware, do hereby certify as follows:

          First: That the name of the corporation is Wolfpack Corporation

          Second: That the certificate of incorporation of the corporation was filed with the Delaware Secretary of State on March 16, 1998.

          Third: That at a meeting of the board of directors of the corporation, resolutions were adopted setting forth proposed amendments to the certificate of incorporation of said corporation, declaring said amendments to the certificate of incorporation to be advisable and requesting the consent of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED that the Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting for said Article the following new Article IV:

                                   ARTICLE IV

                               AUTHORIZED SHARES

        The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be one hundred five million (105,000,000) shares, one hundred million (100,000,000) of which shares shall be common stock, par value $.001 per share (the "Common Stock") and five million (5,000,000) of which shall be preferred stock (the "Preferred Stock"). All of the shares of Common Stock shall be of one class.

     RESOLVED, that the Certificate of Incorporation of the corporation be amended by adding to Article IV, the following:

        Each outstanding share of Common Stock, par value $.001 per share, ("Old Common Stock") outstanding as of the close of business on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date") shall automatically without any action on the part of the holder of the Old Common Stock, be converted on the basis of a one-to-two reverse split of such shares so that two (2) shares of all of Old Common Stock shall be converted into one (1) share of Common Stock, par value $.001 per share ("New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under the terms hereof. Prior to the Effective Date, there are 19,971,113 shares of issued and outstanding shares of Old Common Stock and 28,887 shares of authorized but unissued shares of Old Common Stock. On the Effective Date, there will be 9,985,557 issued and outstanding shares of New Common Stock and 90,014,443 shares of authorized but unissued shares of New Common Stock. The 19,971,113 shares of Old Common Stock are hereby changed into 9,985,557 shares of New Common Stock at the rate of 1-for-2;

          Fourth: That thereafter, pursuant to resolutions of the board of directors, stockholders holding not less than the necessary number of shares as required by statute consented in writing to the amendments in accordance with Section 228 of the General Corporation Law.

          Fifth: That said amendments to the certificate of incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the state of Delaware by written consent of the holders of a majority of all outstanding shares that would have been entitled to vote if such action was taken at a meeting of stockholders.

          Sixth: That the capital of the corporation shall not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, the undersigned affirms, under penalty of perjury, that the foregoing instrument is the act and deed of the corporation and that the facts stated therein are true.

                                          /s/ Peter L. Coker, Sr.
                                          Peter L. Coker, Sr.,
                                          Chief Executive Officer, Treasurer &
                                          Director

                                                                       EXHIBIT B

                               THOMAS P. MONAHAN
                          CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (973) 790-8775
                               FAX (973) 790-8845

To the Board of Directors and Stockholders,
Wolfpack Corporation and Subsidiaries
17 Glenwood Avenue
Raleigh, North Carolina 27603

Ladies and Gentlemen:

     I consent to the incorporation in this Information Statement, Form Pre 14C, being filed by Wolfpack Corporation (the "Company") of my report dated March 31, 2000 in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Form 10-KSB") on my audit of the financial statements of the Company as of December 31, 1999.

                                          /s/ THOMAS P. MONAHAN
                                          --------------------------------------
                                                 Thomas P. Monahan

                                                                       EXHIBIT C

                          KING GRIFFIN & ADAMSON P.C.
                        14160 DALLAS PARKWAY, 9TH FLOOR
                            DALLAS, TEXAS 75240-9830

To the Board of Directors and Stockholders,
Wolfpack Corporation and Subsidiaries
17 Glenwood Avenue
Raleigh, North Carolina 27603

Ladies and Gentlemen:

     We consent to the incorporation in this Information Statement, Form Pre 14C, being filed by Wolfpack Corporation (the "Company") of our report dated March 15, 2001 in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                            /s/ KING GRIFFIN & ADAMSON P.C.
                                          --------------------------------------
                                               King Griffin & Adamson P.C.

                                       C-1